UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On April 24, 2019, FTE Networks, Inc. (“FTE”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) have agreed in principal with Fred Sacramone, Brian McMahon (together, the “Benchmark Noteholders”), Lateral Juscom Feeder LLC (“Lateral”), and several lenders party thereto (together with Lateral, the “Lenders”) to a framework to restructure the Company’s outstanding debt (the “Debt Restructuring”), subject to definitive documentation to be negotiated.

The parties have agreed to negotiate in good faith to finalize the documents and agreements governing the principal terms of the Debt Restructuring by April 30, 2019, which will include, among other terms and conditions:

●	Extensions and modifications to the Company’s existing senior and super senior debt, including certain automatic extensions to forbearance periods and maturity dates (as described in the Company’s Form 8-K filed on April 22, 2019), as well as revisions to the applicable interest rates and payment schedules;

●	The issuance of preferred stock of the Company to the Benchmark Noteholders with voting rights equivalent to a majority of the fully diluted shares of the Company;

●	The issuance of common stock and warrants for the Company’s common stock to Lateral and its affiliates;

●	The provision of customary registration rights to Lateral;

●	The provision of representation on the Board of Directors for each of Lateral and the Benchmark Noteholders; and

●	The restructuring of certain outstanding convertible notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: April 25, 2019